UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under Rule 14a-12

eBay Inc.

(Name of Registrant as Specified In Its Charter)

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Your Vote Counts! EBAY INC. 2023 Annual Meeting Vote by June 20, 2023 11:59 PM ET You invested in EBAY INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 21, 2023. Vote Virtually at the Meeting* June 21, 2023 8:00 a.m. Pacific Time Virtually at: www.virtualshareholdermeeting.com/EBAY2023 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # V05684-P91308 Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 7, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. 2025 HAMILTON AVENUE SAN JOSE, CA 95125

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. Voting Items Board Recommends V05685-P91308 Proposal 1 - Election of 9 director nominees named in the proxy statement. Nominees: 1c. Logan D. Green 1a. Adriane M. Brown 1d. E. Carol Hayles 1b. Aparna Chennapragada 1e. Jamie Iannone 1f. Shripriya Mahesh 1g. Paul S. Pressler 1h. Mohak Shroff 1i. Perry M. Traquina Proposal 2 - Ratification of appointment of independent auditors. Proposal 3 - Advisory vote to approve named executive officer compensation. Proposal 4 - Say-on-Pay Frequency Vote. Proposal 6 - Amendment to the Certificate of Incorporation. Stockholder Proposal 7 - Special Shareholder Meeting, if properly presented. NOTE: Such other business as may properly come before the meeting or any continuation or adjournment thereof. For For For For For For For For For For For For For Proposal 5 - Approval of the Amendment and Restatement of the eBay Equity Incentive Award Plan. 1 Year Against